                      ASSIGNMENT AND WITHDRAWAL AGREEMENT

         THIS AGREEMENT is made and entered into as of the day of , 1998 by and between MARVEL RESTAURANT VENTURE CORP., a Delaware corporation, ("Marvel"), EBCO MANAGEMENT, INC., a Florida corporation ("EBCO"), MARVEL ENTERTAINMENT GROUP, INC., a Delaware corporation ("MEG"), MARVEL CHARACTERS, INC. ("Characters"), ROBERT EARL ("Earl"), KEITH BARISH ("Barish"), UNIVERSAL STATION, INC., a California corporation ("UCO") and UNIVERSAL STUDIOS, INC., a Delaware corporation, formerly MCA Inc. ("Universal").

                                  WITNESSETH:

         WHEREAS, Marvel and EBCO formed M Restaurant Venture, a Florida general partnership (the "Venture") pursuant to a certain Joint Venture Agreement dated as of December 9, 1994 (to which MEG, Earl and Barish were signatories) (the "Venture Agreement") for purposes of constructing, developing, owning and operating restaurants, themed around comic book, cartoon and animation characters owned by or licensed to MEG and/or its subsidiaries and marketed as "Marvel Mania Restaurants" (the "Restaurants"); and

         WHEREAS, the Venture entered into a certain Partnership Agreement and Ancillary Agreement with UCO dated as of September 29, 1995 (the "Partnership Agreement") pursuant to which the Venture and UCO formed U/MRV Co. (the "Partnership") to develop a Restaurant at Universal Studios, Hollywood, California (the "Hollywood Restaurant") and the Partnership entered into a certain Lease Agreement dated September 29, 1995 with Universal to lease the property in and on which the Hollywood Restaurant was to be operated (the "Lease"); and

         WHEREAS, pursuant to the Lease, the Partnership, being obligated to develop, construct and operate a Restaurant commenced construction thereof and, pursuant to the Partnership Agreement, the Venture, being obligated to do so, has contributed or will contribute its proportionate share of the Initial Cost (as defined in Section 12.4 of the Partnership Agreement) and has contributed or will contribute the Initial Cost Excess (as defined in Section 12.4 of the Partnership Agreement); and

         WHEREAS, pursuant to the Partnership Agreement Marvel granted a non-exclusive license ("License") to the Partnership to use the Marvel Characters and Marvel Format as set forth in the Partnership Agreement. Pursuant to the Partnership Agreement MEG and Characters each also agreed to be bound by the grant of the License and the terms of such grant as set forth in the Partnership Agreement.

         WHEREAS, the parties to the Venture executed a certain undated Memorandum of Understanding (the "Memorandum") which Memorandum amended certain provisions of the Venture Agreement which included imposing an obligation on Marvel to post a standby letter of credit to secure its obligations to fund the Venture's share of the Initial Cost and Initial Cost Excess together with all costs associated with the Venture's responsibilities under the Partnership

Agreement in supervising the design, construction, equipping and fixturing of the restaurant and the day to day management thereof, including without limitation all pre-opening operational staffing and training. For purposes of this Agreement, the Venture Agreement as amended by the Memorandum is hereinafter collectively referred to as the "Venture Agreement"; and

         WHEREAS, pursuant to the Memorandum, MEG, the Venture, EBCO and Marvel executed a certain Letter of Credit Agreement (the "L.C. Agreement") dated the 25th day of February, 1997 pursuant to which MEG agreed to provide a letter of credit in the amount of $6,100,000 in favor of EBCO to secure its obligations pertaining to the Hollywood Restaurant and to secure payment of other expenses and overhead expressly enumerated on Exhibit "B" attached thereto; and

        WHEREAS, pursuant to the L.C. Agreement and the Letter of Credit issued by Chase Manhattan Bank dated February 25, 1997 (the "Letter of Credit") in connection therewith, on or about June 23, 1997, EBCO drew down from the Letter of Credit, the available balance in. the amount of $4,451,000 and on or about June 24, 1997 refunded $314,000 to Marvel, leaving $4,137,000 in available funding. EBCO has used $4,016,972.39 to satisfy Marvel's obligations to fund the Venture's responsibilities under the Partnership Agreement. As of the date hereof the balance of funds held by EBCO is approximately $151,541.02 ("Remaining LC Funds") including approximately $31,513.41 of earned interest; and

        WHEREAS, the parties hereto have now agreed that subject to the terms and conditions hereinafter set forth, following the opening of the Hollywood Restaurant, EBCO will withdraw from the Venture and assign all of its right, title and interest in the Venture to a designee of Marvel, whereupon EBCO, Earl and Barish will have no further interest in or obligations to the Venture, Marvel, MEG, the Partnership, UCO and/or Universal;

        NOW, THEREFORE, in consideration of the obligations, representations and agreements contained herein, and for other good and valuable consideration, the parties hereto agree as follows:

                  1. WITHDRAWAL AND ASSIGNMENT. Simultaneously with the execution of this Agreement, EBCO shall withdraw from the Venture and assign all of its right title, interest, benefits and privileges in and to the Venture free and clear of all liens, encumbrances, liabilities, claims and restrictions to a person or entity designated by Marvel by executing a certain Assignment of Partnership Interest in the form attached hereto as EXHIBIT "A". EBCO, Earl and Barish hereby acknowledge that by withdrawing from the Venture and assigning its interest therein, EBCO, Earl and Barish (or any affiliate of EBCO, Earl and/or Barish) shall be deemed to have relinquished any and all right, title, interest, benefits and privileges they may have or may have had in the Hollywood Restaurant or any other Restaurants to be developed by the Venture and any other right, title, interests, benefits and privileges they may have or may have had under the Venture Agreement, the Partnership Agreement or the Lease, or any other document, instrument or agreement executed in connection with or on behalf of the Venture, including without limitation, that certain License Agreement dated March 19, 1996 by and between Marvel Characters, Inc. and the Venture. In consideration thereof, except with respect to EBCO's obligation under this Agreement, upon assignment of EBCO's interest in the Venture, EBCO, Earl, Barish and any affiliate thereof shall be relieved in all respects of any obligations now existing or hereinafter arising on behalf of the Venture and Partnership and any limitations imposed under the Venture Agreement, Partnership Agreement, Lease, the Florida Letter of Intent or any document, instrument or agreement in connection therewith or on behalf of the Venture including, without limitation, the limitations set forth in Sections 2 and 3 of the Memorandum.

         2.       POST-WITHDRAWAL OBLIGATIONS.  From and after the date hereof,
                                                EBCO shall:

                  (a) perform the Pre-Opening Responsibilities (hereinafter defined) as set forth in Section 3 hereof for a period commencing on the date hereof and ending on the Withdrawal Date which is defined as the date which is fifteen (15) days from the date hereof;

                  (b) deliver to the Partnership no later than the Withdrawal Date, a list, certified to be true and correct in all material respects as of the date the Hollywood Restaurant is opened to the public, of all contractors, suppliers and other personnel who have performed services or supplied materials or goods in connection with the demolition, abatement, design, engineering, architecture, construction and/or pre-opening of the Hollywood Restaurant, the amounts paid to such contractors, suppliers and personnel and any amounts which may be due and owing. In the case of contractors, suppliers and personnel who have not been paid in full as of the Withdrawal Date the Partnership shall pay all such outstanding sums.

                  (c) deliver to the Partnership no later than the Withdrawal Date, a list, certified to be true and correct in all material respects, of all agreements, contracts, letters of intent, purchase orders, commitments, warranties, leases, insurance policies, licenses, permits, authorizations, approvals, certificates, building plans and specifications and any and all other documents in connection with the ownership, development, construction and operation of the Restaurants which may have been executed, issued and/or delivered for the benefit of the Venture or the Partnership but shall be in the name of EBCO, together with the original copies thereof, and an executed Assignment of Agreements in the form attached hereto as EXHIBIT "B".

                  (d) deliver to (i) Marvel no later than the Withdrawal Date,
(A) all books, records and bank accounts relating to the Venture or the operation thereof (with satisfactory evidence of EBCO's termination of any rights with respect thereto); and (B) copies of all conceptual and building plans and specifications pertaining to the design and construction of any Restaurant (other than the Hollywood Restaurant) contemplated to be developed by the Venture and shall deliver to (ii) the Partnership no later than the Withdrawal Date (A) all licenses, permits, authorizations, approvals, certificates and agreements with or from all boards, agencies, departments and governmental entities, relating directly or indirectly to the ownership, use, operation and maintenance of the Hollywood Restaurant or the construction thereof; (B) copies of all conceptual and building plans and specifications pertaining to the design and construction of the Hollywood Restaurant. All other documents, agreements and correspondence of any kind whatsoever pertaining to the Venture and/or the Partnership or otherwise delivered to either the Partnership or the Venture (other than correspondence which is considered attorney's work product or otherwise protected by attorney/client privilege) which shall be maintained by EBCO at 8669 Commodity Circle, Orlando, Florida 32819 for a period of one (1) year. Representatives of the Partnership and/or the Venture shall have the opportunity upon reasonable prior notice to EBCO to inspect, review and/or copy any such documents, agreements and correspondence.

                  (e) deliver to Marvel no later than the Withdrawal Date, the Remaining LC Funds together with a full and final accounting, in a form reasonably acceptable to Marvel, documenting all expenditures made by EBCO on behalf of the Venture, including the amounts of such expenditures, to whom they were made, and when they were made.

         3. PRE-OPENING RESPONSIBILITIES. From and after the date hereof, until the Withdrawal Date, EBCO shall be obligated to take such actions in the exercise of its best efforts as are necessary to enable the Hollywood Restaurant to be open to the public on a timely basis, all in the same manner and at the same level of quality as if EBCO were to continue to have a substantial interest in the Hollywood Restaurant but for the withdrawal from the Venture in accordance with this Agreement, except EBCO, Marvel and UCO have mutually agreed to reduce the staff training time from the time EBCO would otherwise provide to train personnel (the "Pre-Opening Responsibilities"). Notwithstanding anything contained herein to the contrary, EBCO shall, as of the date hereof, be relieved of all responsibility and obligations for obtaining the liquor license for the Hollywood Restaurant and for supplying, designing and producing merchandise for resale at the Hollywood Restaurant; it being understood that such responsibilities and obligations shall be assumed by Marvel and UCO. All funds required by EBCO to fulfill its Pre-Opening Responsibilities shall be paid from the funds held by EBCO from the Letter of Credit or other funds provided by Marvel and/or UCO in accordance with the existing provisions of the Partnership Agreement.

         4. CONSENT TO WITHDRAWAL. UCO and Universal hereby agree to permit EBCO to withdraw from the Venture thereby relieving and releasing EBCO, Earl and Barish in all respects from any future obligations which EBCO, Earl and/or Barish may have pursuant to the Partnership Agreement or Lease, as the case may be, notwithstanding anything contained in the Partnership Agreement or Lease to the contrary.

         5. PROPRIETARY INTERESTS. It is hereby understood and agreed that all right, title and interest in and to the name "Marvel Mania" and the design, building plans and specifications, decor, furnishings, fixtures, equipment, insignia trade dress, memorabilia, uniforms, menus, recipes, merchandise and merchandise designs, advertising and promotional materials, intellectual property rights, budgets, concepts, themes, formats and elements which singly or in the aggregate are identified or were developed to be identified with the Hollywood Restaurant and/or any other Restaurant to be developed pursuant to the Venture Agreement shall be and remain the sole property of the Venture and neither EBCO, Earl, Barish nor any affiliate of EBCO, Earl or Barish, nor UCO, Universal, the Partnership nor any affiliate of said entities shall have or retain any rights, title or interest therein from and after the Grand Opening except in the case of UCO and the Partnership as may be expressly provided in the Partnership Agreement.

         6. COOPERATION AND FURTHER ASSURANCES.Following the Withdrawal Date, the parties agree to reasonably cooperate with each other to ensure a continuity of operations of the Hollywood Restaurant and to carry out the interest and purpose of this Agreement. In connection therewith each party will, whenever and as often as it shall be reasonably requested to do so by the other, cause to be executed, acknowledged or delivered any and all such further information, instruments and documents as may be reasonably necessary or proper.

         7. NO LITIGATION. As of the date hereof, neither EBCO, Earl nor Barish are aware of any actual or threatened demands, claims, actions or causes of action ("Claims") nor any facts or circumstances which may form the basis for any Claims associated with the Hollywood Restaurant except those Claims listed on the attached EXHIBIT "D" EBCO agrees to update EXHIBIT "D" on an ongoing basis between the date hereof and the Withdrawal Date. As of the date hereof, EBCO, Earl and Barish represent that except as otherwise enumerated on EXHIBIT "D", all Claims listed on EXHIBIT "D" are either notices of liens filed by contractors in the ordinary course of business in the construction industry, or claims by vendors for services or materials which have not yet been paid for (but which would not normally be paid as of the date hereof in the ordinary course of business in the construction industry).

         8. INDEMNIFICATION BY MARVEL, MEG AND UCO. Marvel, MEG and UCO hereby jointly and severally indemnify and hold EBCO, Barish, Earl and their affiliates harmless from and against any and all actions, suits, claims, penalties, losses, damages and expenses, including reasonable attorney's fees, based upon or arising out of the performance or nonperformance by Marvel, MEG or UCO of any of their respective obligations in the case of Marvel and MEG, under the Venture Agreement and/or the Memorandum and in the case of Marvel, MEG and UCO, under the Partnership Agreement, the Lease Agreement and/or this Assignment and Withdrawal Agreement.

         9. INDEMNIFICATION BY EBCO. EBCO, Earl and Barish hereby indemnify and holds Marvel, MEG, UCO and their affiliates harmless from and against any and all actions, suits, claims, penalties, losses, damages and expenses, including reasonable attorney's fees, arising out of the performance or non-performance by EBCO, Earl and Barish of their respective obligations under the Venture Agreement, the Memorandum, the Partnership Agreement, the Lease Agreement and/or this Assignment and Withdrawal Agreement; provided, however, that neither EBCO, Earl or Barish shall have any liability hereunder for any loss caused by any act or failure to act if the loss suffered arises out of a mistake in judgment made in good faith, or if EBCO, Earl and/or Barish had reasonably believed that the action or lack of action giving rise to the loss was in the best interest of the Venture and/or Partnership; provided, further however that such exculpation from liability shall not apply to any liability for loss caused by any act or by the failure to do any act which arises out of the gross negligence, willful neglect, willful misconduct or fraud of EBCO, Earl or Barish. Notwithstanding anything contained herein to the contrary, EBCO, Earl and Barish shall not be liable to or obligated hereunder to indemnify Marvel, MEG and/or UCO with respect to matters pertaining to sales, revenue, income, profits, operating losses, operating expenses or partnership returns arising from the operation of the Hollywood Restaurant.

         10.      MANAGEMENT OF HOLLYWOOD RESTAURANT.

                  (a) UCO and Marvel agree that from and after the Withdrawal Date until June 30, 2000 (the "Initial Term"), UCO shall assume the day to day management of the Hollywood Restaurant which has heretofore been the responsibility of EBCO. Thereafter, the management agreement shall be automatically extended for successive one year terms (each, a "Successive Term"). During the Initial Term or any Successive Term in which UCO is acting as manager of the Hollywood Restaurant, UCO shall be entitled to collect one-half (1/2) of the Management Fee payable to the Venture pursuant to Section 14 of the Partnership Agreement and the remaining one-half (1/2) of the Management Fee shall continue to be paid to the Venture. During such period as a substitute manager selected by the Venture is managing the Hollywood Restaurant, the Venture (together with the substitute manager) shall be entitled to collect the entire Management Fee. Nothing contained herein shall alter the percentage interests of either of the Partners in the Partnership.

                  (b) UCO and any substitute manager (hereinafter collectively referred to as the "Manager") shall have the following management responsibilities pertaining to the Hollywood Restaurant (the "Management Requirements"):

                       (i) The Manager shall provide to Marvel all of the reports (i.e., daily, weekly, monthly sales reports, status reports, etc.) and projections set forth in Section 7.4 of the Partnership Agreement.

                       (ii) The Manager shall fulfill the Venture's obligations under the first sentence of Section 7.1 and under Sections 7.2 and 7.3 of the Partnership Agreement.

                       (iii) The Manager shall give a true account of all business transactions arising out of or in connection with the business.

                       (iv) The Manger shall be responsible for day-to-day management activities including, without limitation, restaurant personnel decisions, procurement, and upkeep.

                       (v) The Manager shall maintain, on a continuing basis, a standard of entertainment, food quality and service, viewed together on an overall basis, consistent with budgetary limits established by the partners of the Partnership, which standard is appropriate for large themed restaurants catering to the same type of clientele as the Restaurant, such standard to be established on an objective basis and applied by an independent firm experienced in reviewing restaurant operations.

                       (vi) The Manager shall comply with all applicable health and safety standards.

                       (vii) Prior to each fiscal year, the partners of the Partnership shall mutually agree upon an operating and capital expenditures budget for the Hollywood Restaurant, including projected receipts and cash flows, for the upcoming fiscal year (the "Budget"). Universal shall submit to Marvel for approval, a proposed Budget for the fiscal year which begins in July, 1998. Marvel acknowledges and agrees that UCO will be allowed to manage the Hollywood Restaurant for the period prior to the fiscal year which begins July, 1998 without a fiscal budget. The expenses during the period prior to the fiscal year which begins in July, 1998, excluding costs directly related to the opening of the Restaurant, shall be used as a guideline for the creation of a Budget for the fiscal year which begins in July, 1999.

                       (viii) The Manager shall manage the Hollywood Restaurant in a manner consistent (in terms of both operations and theming) with the standards of the Marvel Mania chain and shall manage the Hollywood Restaurant in such a way as to protect the image fostered by Marvel with respect to the Marvel Characters. Notwithstanding the foregoing, if the Marvel Mania chain adopts standards which are inconsistent with, or more burdensome than, the manner in which the Hollywood Restaurant is then being managed, operated, or themed, the Manager shall not be required to conform to such Marvel Mania chain criteria if to do so would require a substantial expenditure or a substantial departure from the way in which the Hollywood has been operated or would otherwise be unreasonably burdensome to the Partnership.

                  (c) (i) Marvel shall have the right to remove Universal as manager for cause during the Initial Term or any Successive Term. "Cause" as used herein shall mean a violation of any of the Management Requirements. Furthermore, the Manager may be removed if for each of any two successive fiscal years beginning with the July, 1999 to June, 2000 fiscal year, the Partnership has failed to achieve earnings before interest, taxes, depreciation and amortization ("EBITDA") within 15% of the approved EBITDA figures in the Budgets for each of such two (2) successive fiscal years, subject to reasonable adjustment to account for matters beyond the reasonable control of the Manager (including without limitation Acts of God or major decreases in theme park attendance). In order to cause the removal of the Manager pursuant to this sentence, notice must be given to the Manager within 60 days following the end of the particular two successive fiscal year period.

                       (ii) If UCO receives a notice of removal for cause (the "Removal Notice"), the Removal Notice shall become effective within 90 days of UCO's receipt of such notice unless UCO shall cure such violation within sixty
(60) days of its receipt. There, however, shall be no cure period for failure to achieve the required level of EBITDA as specified in the second sentence of Subparagraph (c)(i) above. In the event a Removal Notice is issued, Marvel and UCO shall have forty-five (45) days from its transmittal to mutually agree upon a substitute manager. If Marvel and UCO are unable to agree upon a substitute manager within said forty-five (45) day period, Marvel shall have the right, subject to satisfaction of the Manager Criteria (as defined below) to select a substitute manager, subject to a limited approval right (as defined herein) by Universal. The Initial Term for the substitute manager shall be eighteen (18) months. UCO shall have the right to cause Marvel to remove and replace the substitute manager in the same manner and according to the same procedures as set forth above subject to a limited approval right by UCO of the successor manager in the event Marvel and UCO cannot mutually agree upon a successor manager. The process outlined above may be repeated from time to time to the extent the current manager is replaced pursuant to this Paragraph. The Manager Criteria shall be as follows:

                       (1) Any substitute manager must have a history of successfully operating more than one themed or highly profiled restaurant, each having more than 250 seats.

                       (2) Any substitute manager must have a good reputation in the communities and businesses in which it operates.

The "limited approval right" as used herein shall mean the right to reject a proposed substitute manager if UCO can demonstrate by reasonable evidence that the Manager Criteria, when applicable, has not been reasonably satisfied.

                (d) The parties hereby agree that they will have joint approval over the following aspects of the restaurant including the development of (i) the menu, (ii) the physical design of the restaurant, (iii) the merchandise mix in the retail area, (iv) the type of food, beverage and merchandise as well as the retail prices, and (v) advertising and promotional material, except Marvel shall have final approval over the foregoing to the extent any of the foregoing involves the use of a Marvel trademark, trade dress or character or involves changes by the Partnership which would result in the Hollywood Restaurant being in material deviation from the other restaurants in the Marvel Mania chain.

         11. PARTIES. The parties hereto acknowledge that certain provisions of this Agreement are not intended to bind each and every party and that certain recitals, statements of facts, representations and warranties do not constitute the recitals, statement of facts or representations or warranties of each and every party; it being understood that a party shall be bound by only those respective provisions, recitals, statements of facts, representations and warranties, to the extent such provision, recital, statement of fact, representation or warranty expressly binds, limits or refers to such party by name; provided, however all parties are bound by all provisions of general applicability.

         12. DEFAULT. An event of default under this Agreement shall be deemed to occur in the event any party hereto breaches or fails to comply with any agreement, obligation, representation, warranty or undertaking contained herein which is applicable to such party. Upon the occurrence of an event of default, a non-defaulting party hereto shall be entitled to exercise any and all rights and remedies available to such parties at law or in equity, including, without limitation, the right to terminate this Agreement, whereupon this Agreement shall be null and void and of no force and effect.

         13.      MISCELLANEOUS

                  (a) It is mutually agreed by the parties hereto that this Agreement contains the entire agreement of the parties with respect to the subject matter of this Agreement. This Agreement may not be amended, altered or modified except by a writing signed by the parties hereto.

                  (b) All notices under this Agreement shall be in writing and shall be delivered personally by overnight courier service, by telecopy or telefax or by certified or registered mail, postage prepaid, return receipt requested, to the parties at the addresses so specified for notice under the Venture Agreement.

                  (c) In the event that any provision of this Agreement shall be held to be invalid or unenforceable, the same shall not affect in any respect whatsoever the validity or enforceability of the remainder of this Agreement.

                  (d) Except as provided herein to the contrary, this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives and permitted successors and assigns.

                  (e) Except as herein specifically amended, modified and/or altered, the obligations of the parties hereto under the Venture Agreement, the Memorandum, the Partnership Agreement, the Lease Agreement and/or the Florida Letter of Intent shall remain in full force and effect.

                  (f) Nothing in this Agreement shall adversely affect UCO's rights or otherwise limit the Venture's, MEG's or Marvel Restaurant Corp.'s obligations. Without derogating from the generality of the prior sentence,
Section 20 of the Partnership Agreement shall govern if either partner of the Partnership becomes the Defaulting Partner under the Partnership Agreement (including without limitation the right of the partner which is not the Defaulting Partner to exercise sole authority to determine all matters referred to in Section 10 of this Agreement); furthermore, if the Venture is the Defaulting Partner the aforementioned Sections 20 and 16.2 of the Partnership Agreement shall apply along with the other provisions of the Partnership Agreement applicable to the Management Fee and royalties and Section 10 of this Agreement will not apply. Notwithstanding the foregoing, Marvel shall retain the right to enforce the provisions of Subparagraph (b)(viii) and the final approval rights specified in Paragraph (d) both of Section 10 of this Agreement, even if Marvel's other rights under the aforementioned Section 10 cease.

                  (g) Upon the written request of UCO or Universal, MEG and/or Characters will petition the appropriate court for approval pursuant to Bankruptcy Code Section 365(a) of the assumption of the Partnership Agreement and each of its terms and conditions thereof except as such terms or conditions may be inconsistent with the terms and conditions set forth in this Agreement.

                  (h) This Agreement shall be governed and construed by and in accordance with the laws of the State of Florida.

                  (i) The terms and provisions of this Agreement shall survive the withdrawal of EBCO from the Venture.

                  (j) All section headings used in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement itself.

                  (k) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

                  (1) For purposes of this Agreement the term "Affiliate" shall mean, with respect to any entity or person, any natural person or firm, corporation, partnership, association, trust, or other entity which controls, is controlled by or under common control with the subject entity; a natural person or entity which controls an affiliate under the foregoing shall also be deemed to be an Affiliate of such entity. For purposes hereof, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any such entity or the power to veto policy decisions of such entity, whether through the ownership of voting securities, equity interests, by contract or otherwise.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                        MARVEL RESTAURANT VENTURE
                                        CORP., a Delaware corporation


                                        By:
                                           ------------------------------------

                                        MARVEL ENTERTAINMENT GROUP,
                                        INC., a Delaware corporation



                                        By:
                                           ------------------------------------


                                        MARVEL CHARACTERS, INC., a
                                        Delaware corporation



                                        By:
                                           ------------------------------------

                                        EBCO MANAGEMENT, INC., a Florida
                                        corporation



                                        By:
                                           ------------------------------------



                                        ---------------------------------------
                                        ROBERT EARL



                                        ---------------------------------------
                                        KEITH BARISH



                                        UNIVERSAL STATION, INC., a
                                        California corporation



                                        By:
                                           ------------------------------------

                                        UNIVERSAL STUDIOS, INC., a
                                        Delaware corporation



                                        By:
                                           ------------------------------------

                                        EBCO MANAGEMENT, INC., a Florida
                                        corporation



                                        By:
                                           ------------------------------------



                                        ---------------------------------------
                                        ROBERT EARL


                                        ---------------------------------------
                                        KEITH BARISH


                                        UNIVERSAL STATION, INC., a
                                        California corporation



                                        By:
                                           ------------------------------------

                                        UNIVERSAL STUDIOS, INC., a
                                        Delaware corporation



                                        By:
                                           ------------------------------------

                                        EBCO MANAGEMENT, INC., a Florida
                                        corporation

                                        By:
                                           ------------------------------------



                                        ---------------------------------------
                                        ROBERT EARL



                                        ---------------------------------------
                                        KEITH BARISH



                                        UNIVERSAL STATION, INC., a
                                        California corporation



                                        By:
                                           ------------------------------------


                                        UNIVERSAL STUDIOS, INC., a
                                        Delaware corporation



                                        By:
                                           ------------------------------------

                                  EXHIBIT "A"

                       ASSIGNMENT OF PARTNERSHIP INTEREST

           THIS ASSIGNMENT OF PARTNERSHIP INTEREST is dated ,1998 from EBCO MANAGEMENT, INC., a Florida corporation ("Assignor") in favor of ("Assignee").

                              WITNESSETH:

         WHEREAS, Assignor is a general partner in M RESTAURANT VENTURE, a Florida general partnership (the "Venture") formed pursuant to a Joint Venture Agreement dated as of December 9, 1994, between Assignor and Marvel Restaurant Venture Corp. (the "Venture Agreement"); and

         WHEREAS, Assignor desires to assign to Assignee all of Assignor's right, title, interest, benefits and privileges (the "Interest") in and to the Venture, and Assignee desires to accept such assignment.

         NOW, THEREFORE, in consideration of the mutual promises contained herein, Assignor and Assignee, intending to be legally bound, hereby agree as follows:

         1. Assignor does hereby convey, transfer, set over and assign to Assignee all of Assignor's right, title, interest, benefit and privileges in the Venture, as well as all of the rights, privileges and obligations relating thereto from and after the date hereof

         2. This Assignment of Partnership Interest is being executed by Assignor pursuant to and in accordance with that certain Assignment and Withdrawal Agreement between Assignor, Marvel Restaurant Venture Corp., Marvel Entertainment Group, Inc., Robert Earl and Keith Barish dated as of the day of 1998, the terms and conditions of which are herein incorporated by reference.

         3. Assignor hereby represents and warrants that:

            (a)      Assignor is the sole owner of the Interest;

            (b) The Interest has not been pledged or hypothecated in any manner;

            (c) Assignor has the full power and authority to transfer the Interest; and

            (d) The Interest is being transferred free and clear of all liens, encumbrances and/or claim by third parties;

            (e) Assignor has been granted full access to the Partnership's books and records.

         4. Assignor shall sign any and all documents reasonably requested by the Assignee, which may be reasonably necessary to consummate and properly document this Assignment.

         IN WITNESS WHEREOF, the parties hereto have executed this Assignment this day of __________ , 1998.

Signed, Sealed and Delivered                EBCO MANAGEMIENT CORP., a Florida
in the presence of:                         corporation


                                            By:
-----------------------------------            --------------------------------
Print Name:


-----------------------------------
Print Name:

                                   ACCEPTANCE

        The undersigned, being the Assignee described in the foregoing Assignment, hereby accepts the Interest hereby assigned and the terms and conditions of this Assignment.




                                              -------------------------------



                                           By:
                                              -------------------------------

STATE OF FLORIDA                    :
                                    :SS:
COUNTY OF                           :

         The foregoing instrument was acknowledged before me this ______ day of _________ 1998, by _________________________ , the _______________ of EBCO
MANAGEMENT CORP., a Florida corporation, who is personally known to me or has produced__________________________ as identification.

                                       ---------------------------------------
                                       Notary Public, State of Florida
                                       Print Name:
                                                  ----------------------------
                                       My Commission Expires:
                                                              ----------------

                  (Notary Seal)

                                  EXHIBIT "B"

                            ASSIGNMENT OF AGREEMENTS

        THIS ASSIGNMENT, made as of this day of 1998, by EBCO MANAGEMENT, INC., a Florida corporation (hereinafter called "Assignor") to U/MRV CO, a California general partnership (hereinafter called "Assignee").

                            BACKGROUND OF ASSIGNMENT

        WHEREAS, Assignor and Marvel Restaurant Venture Corp., a Delaware corporation ("Marvel") formed Assignee pursuant to that certain Joint Venture Agreement dated as of December 9, 1994 (the "Venture Agreement") for purposes of constructing, developing, owning and operating restaurants, themed around comic book, cartoon and animation characters owned or licensed by an affiliate of Marvel; and

         WHEREAS, pursuant to the Venture Agreement, Assignor was responsible for the day to day management of the Venture as the Managing Venturer and in connection therewith executed certain agreements, contracts, letters of intent, purchase orders, commitments, leases and other documents on behalf of the Venture but in the name of the Assignor in its capacity as the Managing Venturer and certain warranties, permits, approvals, authorizations, certificates and agreements from governmental agencies, boards and departments and conceptual design and building plans and specifications may have been issued and/or delivered for the benefit of the Venture but in the name of the Assignor, all as more fully described on EXHIBIT "A" attached hereto (collectively "Agreements and Approvals").

         WHEREAS, on this date, Assignor has withdrawn from the Venture, assigned its interest therein and in connection therewith has relinquished all of its right, title, interest, benefits and privileges in the Venture and any of the Venture's property; and

         WHEREAS, in connection with such withdrawal and assignment, the Assignor and Assignee desire to assign to Assignee all of the Agreements and Approvals which were executed, issued or delivered on behalf of or for the benefit of Assignee.

                              TERMS OF ASSIGNMENT

         NOW, THEREFORE, in consideration of the obligations and promises contained herein and intending to be legally bound, Assignor does hereby covenant, agree, warrant, represent, assign, set over and transfer as set forth herein.

         5. Assignor hereby assigns, transfers and sets over unto Assignee all of its right, title and interest in and to the Agreements and Approvals and all the privileges and benefits therefrom, including the right to sue for claims arising thereunder whether arising prior to or following the date hereof.

        6. Assignor hereby represents that EXHIBIT "A" constitutes a true and complete list of all Agreements and Approvals and, if requested, Assignor shall deliver to Assignee such consents to this Assignment as Assignee deems reasonably necessary to carry out the purposes and intent of this Assignment.

        7. This Assignment shall be governed by and construed according to the laws of the State of Florida.

        IN WITNESS WHEREOF, Assignor has duly executed this assignment the day and year first above written.


                                           EBCO MANAGEMIENT, INC., a
                                           Florida corporation



                                           By:
                                              --------------------------------



STATE OF FLORIDA                    )
                                    ) ss.:
COUNTY OF                           )
         --------------------------

         The foregoing instrument was acknowledged before me this _______ day of _______ 1998 by _________ , as ______________ of EBCO MANAGEMENT, INC., a
Florida corporation, who personally appeared before me, is personally known to me or produced ____________________ as identification.

                                         Notary:
                                                ------------------------------
[NOTARIAL SEAL]                          Print Name:
                                                    --------------------------
                                         Notary Public, State of Florida
                                         My commission expires:
                                                               ---------------

                                  EXHIBIT "C"

                            "INTENTIONALLY OMITTED"

                                  EXHIBIT "D"

                                     CLAIMS